Exhibit 10.6

Exclusive Technical Services and Consulting Agreement

between

Shanghai eHi Information Technology Service Co., Ltd.

and

Shanghai eHi Car Rental Co., Ltd.

March 13, 2014

Exclusive Technical Services and Consulting Agreement

This Exclusive Technical Services and Consulting Agreement (this “Agreement”) is made on March 13, 2014 in Shanghai, the People’s Republic of China (the “PRC”) by and between:

(1)                                 Shanghai eHi Information Technology Service Co., Ltd. (“Party A”)

Contact address: 12/F, Guosheng Center, No. 5 Lane 388, Daduhe Road, Putuo District, Shanghai

Legal Representative: Han Hongtao

(2)                                 Shanghai eHi Car Rental Co., Ltd. (“Party B”)

Contact address: 12/F, Guosheng Center, No. 5 Lane 388, Daduhe Road, Putuo District, Shanghai

Legal Representative: Zhang Ruiping

Each of the foregoing parties is hereinafter referred to as a “Party” and collectively the “Parties”.

RECITALS

Whereas, Party A is a limited liability company registered and lawfully existing in Shanghai, the PRC, which is mainly engaged in information science and technology;

Whereas, Party B is a limited liability company registered and lawfully existing in Shanghai, the PRC, which is mainly engaged in car rental;

Whereas, Party A needs Party B to provide it with licenses, technical support, technical consultation and other services relating to Party A’s Business (as defined below) and Party B agrees to provide such licenses and services to Party A.

NOW, THEREFORE, upon friendly discussions, the Parties agree as follows:

Article 1                                    Definitions

1.1                               Unless otherwise indicated herein or otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Annual Business Plan”

means the Party A’s Business development plan and budget report for the next calendar year to be prepared by Party A in accordance with this Agreement by December 31 of each year with the assistance of Party B.

“Customer Information”	means all customer information and other relevant documents with respect to Party A’s Business and the Services provided by Party B.

“Confidential Information”	means the business secrets, proprietary information, jointly-

owned Customer Information, other relevant documents and any other information of a confidential nature of the other Party coming into its knowledge during the performance of this Agreement.

“Defaulting Party”	means one or more of the Parties who breaches one or more of the provisions hereunder.

“Default”	means either Party’s substantial breach or substantial failure to perform one or more of the provisions hereunder.

“Non-Defaulting Party”	means one or more of the Parties who faithfully performs one or more of the provisions hereunder.

“Devices”	means any and all devices owned or acquired from time to time by Party B and utilized for the purposes of the provision of the Services.

“Party A’s Business”	means all of the business activities operated and developed by Party A now and at any time during the term hereof.

“Receiving Party”	means a Party who receives the Confidential Information.

“Party’s Rights”	means any right, power or remedy under this Agreement or Laws, which a Party fails or delays in exercising.

“Services”

means the technical support, technical consultation, technical training and other services to be provided by Party B on an exclusive basis to Party A in relation to Party A’s Business, including, without limitation:

(1) licensing to Party A of relevant software required for Party A’s Business;

(2) providing Party A with total solutions of technologies required for Party A’s Business;

(3) routine management, maintenance and updating of devices and databases;

(4) training of professional technical personnel of Party A;

(5) assisting Party A with the collection and research of the relevant technical information;

(6) to the extent permitted by PRC Laws, other relevant technical services and consultation services provided from time to time at Party A’s request.

“Service Fees”	means all of the fees payable by Party A to Party B under Section 3 hereof in respect of the Services provided by Party B.

“Year”	means a calendar year from January 1 to December 31.

1.2                               In this Agreement, any reference to any laws and regulations (the “Laws”) shall be deemed to include:

(i) a reference to such Laws as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

(ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3                               Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article 2                                    Services

2.1                               To better conduct Party A’s Business, Party A needs Party B to provide it with the Services and Party B agrees to provide Party A with the Services.

2.2                               Party B shall provide Party A with the Services in accordance with the provisions of this Agreement and Party A shall provide convenience as much as possible to Party B’s Services.

Article 3                                    Service Fees

3.1                               In connection with the Services provided by Party B under Section 2 hereof, Party A agrees to pay Services Fees to Party B at twenty five percent (25%) of all of Party B’s revenues for the period from March 13, 2014 to March 12, 2034 and, thereafter, at a rate adjusted and determined annually upon mutual agreement between the Parties in writing.

3.2                                The Parties agree that Party A shall pay the Service Fees in accordance with the following provisions:

(1)                                  Party A shall pay the Service Fees to Party B on a quarterly basis.  Party A shall pay Party B the Services Fees specified in Section 3.1 for the preceding three (3) months prior to January 10, April 10, July 10 and October 10 each year.

(2)                                  After the end of each fiscal year of Party A, Party A and Party B shall verify the total operating revenues of Party A for the preceding Year based on an audit report issued by a PRC registered accounting firm acceptable to both Parties to calculate the performance-based services fees actually payable by Party A and adjust the fees accordingly (refund for any overpayment or payment for any shortfall) within fifteen (15) business days of the issuance of the audit report.  Party A undertakes to Party B that it will provide relevant PRC registered accounting firm with all necessary documents and assistance and cause it to prepare and issue an audit report for the preceding Year to the Parties within thirty (30) business days of the end of each Year.

3.3                                Party A shall, in accordance with this Section, remit all Service Fees into a bank account designated by Party B in a timely manner.  If Party B changes its bank account, it shall give Party A seven (7) business days’ written notice.

3.4                                The Parties may, subject to mutual agreement, enter into a supplementary agreement in the form attached hereto as Appendix 1 for each year starting from the Year 2015 to determine the calculation methods of the Service Fees under Section 3.1 hereof payable by Party A to Party B for the then current year.  The Parties shall conclude and sign such supplementary agreement through negotiation one month prior to the commencement of the current Year.

3.5                                If, during the term of this Agreement, Party B provides other services at the request of Party A, which services are not covered by this Agreement, the Parties agree to cooperate first in such a manner provided hereunder or closest possible to the manner provided hereunder and adjust in writing the calculation methods of the Service Fees set forth in Section 3 accordingly.

Article 4                                    Party A’s Obligations

4.1                                 Party B’s Services hereunder shall be exclusive; during the term hereof, without prior written consent of Party B, Party A shall not enter into any agreement with any third party to engage such third party to provide services identical or similar to the Services of Party B.

4.2                                 Party A shall, by December 1 of each year, provide to Party B its finalized Annual Business Plan of the next year such that Party B may prepare the relevant Services plan.  If Party A needs Party B to procure additional Devices on an ad hoc basis, it shall consult with Party B fifteen (15) days in advance so as to reach mutual agreement.

4.3                                 In order to facilitate Party B’s provision of the Services, Party A shall at Party B’s request provide in a timely manner such information as has been required by Party B.

4.4                                 Party A shall in accordance with Section 3 pay the full amount of the Service Fees to Party B in a timely manner.

4.5                                 Party A shall maintain its own good reputation, shall actively expand its business and shall seek maximization of its profits.

4.6                                 The Parties hereby acknowledge that, in accordance with the terms and conditions of the Equity Pledge Agreement dated March 10, 2014 by and between Party A and all shareholders of record as of the time of effectiveness of this Agreement (the “Existing Shareholders”), the Existing Shareholders have pledged their respective equity interests in Party A to Party B as security for performance by Party A of the obligations hereunder.

Article 5                                    Intellectual Property

5.1                                 All of the intellectual properties to and in the work products created during its provision of the Services shall be owned by Party B, except for the followings:

(1)                                   intellectual properties duly owned by a third party, which Party A or Party B has lawfully acquired the right to use, either by license or otherwise;

(2)                                   otherwise agreed to between the parties in writing.

Article 6                                    Confidentiality Obligations

6.1                                 During the term of this Agreement, the Customer Information shall be jointly owned by the Parties.

6.2                                 Irrespective of whether this Agreement has been terminated, each of Party A and Party B shall maintain in strict confidence the Confidential Information.  Except where prior written consent has been obtained from the other Party or where disclosure to a third party is mandated by relevant Laws or regulations or information disclosure requirements for public companies, the Receiving Party shall not disclose any Confidential Information or any part thereof to any third party; the Receiving Party shall not use, either directly or indirectly, any Confidential Information or any part thereof other than for the purpose of performing this Agreement.

6.3                               The following information shall not constitute the Confidential Information:

(a)                                   any information which, as shown by written evidence, has previously been known to the Receiving Party by way of legal means;

(b)                                   any information which enters the public domain or known to the public other than as a result of a fault of the Receiving Party;

(c)                                    any information lawfully acquired by the Receiving Party from another source subsequent to the receipt of relevant information.

6.4                                 The Receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals provided that such Receiving Party shall ensure that such persons shall be bound by this Agreement, maintain the confidential of the Confidential Information and use the Confidential Information only for the purpose of performing this Agreement.

Article 7                                    Representations and Warranties

7.1                               Party A hereby represents, warrants and undertakes as follows:

7.1.1                           It is a limited liability company duly registered and lawfully existing under the Laws of the place of incorporation with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

7.1.2                           It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.  This Agreement will be lawfully and duly executed and delivered by it and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

7.1.3                           It shall, within fifteen (15) business days following the end of each quarter, provide Party B with financial statements for the current quarter and budget for the next quarter and, within thirty (30) business days following the end of each Year, provide Party B with financial statements for the current year and budget for the next year.

7.1.4                           It shall timely inform Party B of any lawsuit it has been involved in and other circumstance which has a material adverse effect on it and shall use its best efforts to prevent the expansion of losses.

7.1.5                           Without written consent of Party B, Party A will not dispose of its material assets or change its current shareholding structure in whatsoever manner.

7.1.6                           It shall not enter into transactions which may materially affect Party A’s assets, liabilities, business operation, shareholding structure, equity interests held by a third party and other lawful rights (other than those entered into during the ordinary or daily course of business or those have been disclosed to Party B and obtained Party B’s written consent).

7.2                               Party B hereby represents and warrants as follows:

7.2.1                           It is a limited liability company duly registered and lawfully existing under the Laws of the place of incorporation with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

7.2.2                           It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.  This Agreement will be lawfully and duly executed and delivered by it and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

Article 8                                    Term of Agreement

8.1                               The Parties hereby acknowledge that, this Agreement shall become effective when it is duly executed by the Parties hereto.  The term of this Agreement shall last until March 12, 2034, in the absence of early termination by mutual written agreement.

8.2                               Upon termination hereof, the Parties shall continue to comply with their respective obligations under Sections 3 and 6.

Article 9                                    Compensation

Party A shall indemnify and hold harmless Party B against any and all losses suffered or likely to be suffered by Party B as a result of its provision of the Services, including without limitation to any losses arising out of any suit, recourse, arbitration or claims brought by any third party against it or any administrative investigation or sanction by any governmental authorities, but exclusive of any losses arising out of any willful misconduct or gross negligence of Party B.

Article 10                             Notice

10.1                        Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Party.

10.2                        Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax; or upon delivery, if delivered in person; or five (5) days after posting, if delivered by mail.

Article 11                             Liability for Default

11.1                         The Parties agree and acknowledge that if any Party commits a Default, the Non-Defaulting Party shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time.  If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the Non-Defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, then the Non-Defaulting Party shall have the right to, in its discretion, either (i) terminate this Agreement and demand the Defaulting Party to fully indemnify for damages, or (ii) demand the Defaulting Party to continue to perform the obligations hereunder and fully indemnify for damages.

11.2                         Notwithstanding any other provisions hereof, the validity of this Section 11 shall not be affected by any suspension or termination of this Agreement.

Article 12                             Force Majeure

If there occurs an earthquake, typhoon, flood, fire, war, computer virus, tool software design loophole, hacking attack on the Internet, change of policy or law or any other force majeure event which is unforeseeable and whose consequences are insurmountable or unavoidable and a Party is directly affected thereby in its performance of this Agreement or is prevented thereby from performing this Agreement on agreed terms, such prevented Party shall immediately notify the other Party by fax of the same and shall within thirty (30) days provide an evidencing document to be issued by the notary body of the place of the force majeure event setting forth the details of such force majeure and the reasons for such failure to perform, or for the need for postponed performance of, this Agreement.  The Parties shall in light of the extent of the effect of such force majeure event on the performance of this Agreement, agree on whether to waive performance of part of this Agreement or to permit postponed performance thereof.  No Party shall be held liable to indemnify the other Party against its economic losses resulting from a force majeure event.

Article 13                             Miscellaneous

13.1                        This Agreement is made in Chinese in two (2) originals, with each Party holding one (1) copy.

13.2                        The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by PRC Laws.

13.3                        Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought before China International Economic and Trade Arbitration Commission, Shanghai Commission for arbitration in

Shanghai in accordance with its arbitration rules.  The arbitral awards shall be conclusive and binding upon the parties to the dispute.

13.4                        No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law and any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of other rights, powers and remedies.

13.5                        No failure or delay by a Party in exercising any right, power or remedy under this Agreement or Laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising such other Party’s Rights.

13.6                        The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

13.7                        All prior agreements, oral or written, between the Parties with respect to the subject matter hereof are superseded by this Agreement.  This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof.

13.8                        Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

13.9                        Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

13.10                 Without prior written consent of Party A, Party B may not assign any of its rights and/or obligations hereunder to any third party.  Party A, however, may, upon notice to Party B and to the extent permitted by the PRC Laws, assign any of its rights and/or obligations hereunder to any third party designated by it.

13.11                 This Agreement shall be binding upon the legal successors of the Parties.

13.12                 The Parties undertake to each file and pay, in accordance with law, the taxes involved in the transaction hereunder.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Exclusive Technical Services and Consulting Agreement on the date and at the place first above written.

Party A: Shanghai eHi Information Technology Service Co., Ltd.
(Seal)

By:	/s/ Han Hongtao
Name:
Title: Authorized Representative

Party B: Shanghai eHi Car Rental Co., Ltd.
(Seal)

By:	/s/ Ruiping Zhang
Name:
Title: Authorized Representative

Appendix 1:

Form Supplementary Agreement

This Supplementary Agreement to the Exclusive Technical Services and Consultation Agreement (this “Supplementary Agreement”) is made on                  in         , the People’s Republic of China (the “PRC”) by and between:

(1)                                 Shanghai eHi Information Technology Service Co., Ltd. (“Party A”)

Contact address: 12/F, Guosheng Center, No. 5 Lane 388, Daduhe Road, Putuo District, Shanghai

Legal Representative: Han Hongtao

(2)                                 Shanghai eHi Car Rental Co., Ltd. (“Party B”)

Contact address: 12/F, Guosheng Center, No. 5 Lane 388, Daduhe Road, Putuo District, Shanghai

Legal Representative: Zhang Ruiping

(Each of the foregoing parties is hereinafter referred to as a “Party” and collectively the “Parties”.)

In accordance with the Exclusive Technical Services and Consultation Agreement dated March 13, 2014 between the Parties, the Parties hereby enter into the following supplementary agreement:

Party A shall pay the Services Fees to Party B on a quarterly basis for the Year          in accordance with Section 3.2(1) of the Exclusive Technical Services and Consultation Agreement and the Service Fees shall be calculated as follows:                                                     .

Party A:	Party B:

Shanghai eHi Information Technology Service Co., Ltd.	Shanghai eHi Car Rental Co., Ltd.

(Seal)	(Seal)

By:	By:
Name:	Name:
Title: Authorized Representative	Title: Authorized Representative